Exhibit 24.1

Power of Attorney

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of NexPoint Multifamily Capital Trust, Inc., a Maryland corporation (the “Registrant”), does hereby constitute and appoint James Dondero and Brian Mitts, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-11 (the “Registration Statement”), (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, advisable or appropriate to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 21st day of July, 2017.

Name	Capacity	Date

/s/ James Dondero	President	July 21, 2017
James Dondero	(Principal Executive Officer)

/s/ Brian Mitts	Chief Financial Officer,	July 21, 2017
Brian Mitts	Executive VP-Finance, Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)

/s/ D. Kirk McAllaster, Jr.	Director	July 21, 2017
D. Kirk McAllaster, Jr.

/s/ John M. Pons	Director	July 21, 2017
John M. Pons